UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 10, 2010

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Nansan Gongli, Nanhuan Road Xushui County, Baoding City Hebei Province, The People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 312-8605508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 1.02 below is incorporated herein by reference in its entirety.

Item 1.02	Termination of a Material Definitive Agreement

On June 24, 2009, Orient Paper, Inc.’s (the “Company”) indirect wholly-owned foreign subsidiary, Baoding Shengde Paper Co., Ltd. (“Baoding Shengde”) entered into a loan agreement with Zhenyong Liu, Shuangxi Zhao, and Xiaodong Liu (collectively, the “Shareholders”), the shareholders of the Company’s PRC operating entity, Heibei Baoding Orient Paper Milling Company Limited (“HBOP”). The loan agreement provided that Baoding Shengde will make a loan in the aggregate principal amount of $10,000,000 to the Shareholders, each Shareholder receiving a share of the loan proceeds proportional to its shareholding in HBOP, and in exchange each Shareholder agreed to contribute all of its proceeds from the loan to the registered capital of HBOP in order to meet the registered capital requirements for HBOP. The loan was repayable at the option of Baoding Shengde either in cash or by other means as to be decided by Baoding Shengde and did not bear interest and had a term of 10 years.

Due to foreign exchange restrictions under the current foreign exchange laws in China, Baoding Shengde was not able to convert foreign currency to Renminbi to fulfill its obligations under the aforementioned loan agreement. Therefore, on February 10, 2010, Baoding Shengde and each of Shareholders entered into a Termination of Loan Agreement to terminate the aforementioned loan agreement without any liability to any of the parties.

Also on February 10, 2010, Baoding Shengde, HBOP and each of Shareholders entered into an Amendment to the Call Option Agreement and an Amendment to the Share Pledge Agreement, both originally dated June 24, 2009, to remove references to the aforementioned loan agreement. In addition, the original share pledge agreement was amended to provide that, Baoding Shengde, as pledgee, will be entitled to dispose of the pledged assets in the event that any of the Shareholders or HBOP fails to pay exclusive technology consulting service fee in accordance with that certain Exclusive Technology and Business Consulting Services Agreement, dated June 24, 2009, or fails to perform such party’s other obligations under the Principal Agreement (as defined therein). To correct a clerical error, the Amendment to the Call Option Agreement also added Baoding Shengde as a party and signatory to the Call Option Agreement.

The foregoing summaries of the Termination of Loan Agreement, the Amendment to Call Option Agreement and the Amendment to Share Pledge Agreement are qualified in their entirety by reference to the actual Termination of Loan Agreement, the Amendment to Call Option Agreement and the Amendment to Share Pledge Agreement which are filed as exhibits 10.1, 10.2, and 10.3, respectively, hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 10.2 10.3	Termination of Loan Agreement, dated February 10, 2010 Amendment to Call Option Agreement, dated February 10, 2010 Amendment to Share Pledge Agreement, dated February 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11 , 2010

ORIENT PAPER, INC.

By:	/s/ Zhenyong Liu
Zhenyong Liu
Chief Executive Officer